Exhibit 10.55

The Project of

Quanzhou City Quangang District E-Government

Construction Project

Main Contract

This contract is signed on December 12, 2006 at Quanzhou City of Fujian Province

Party A：Quanzhou City Quangang District e-Government Project Command Centre

Address：3/F, Shang Hui Building, Central Industry Area, Quangang District, Quanzhou City

Party B：Expert Network (Shenzhen) Company Limited
Address：31/F., Development Centre, Renminnan Rd., Shenzhen

Party A is the supervisory department for the information technology development of the Quangang District of Quanzhou City. Upon its comprehensive preliminary examination and study, Party A hereby appoints Party B to undertake the main contracting work of the Quanzhou City Quangang District e-government construction project. Based on the principle of equality, voluntariness, fairness and honesty and upon negotiation, both Party A and Party B unanimously reach the following terms and conditions of this Main Contract for both Parties to observe.

Clause One Definitions, Enactment and Regulations

1.

Definitions

The following words and expressions shall have the meaning as assigned hereunder unless stated otherwise in this Contract:-

(1)

“Project” means the project of Quanzhou City Quangang District e-government construction project that Party A appoints Party B to undertake, which includes the design and construction of the project.

(2)

“Party A” means the party who undertakes the investment and appointment of main-contractor responsibility, i.e. Quanzhou City Quangang District e-Government Project Command Centre.

(3)

“Party B” means the party who performs the works of the Project, i.e. “Expert Network (Shenzhen) Company Limited”.

(4)

“Sub-contractors” means a person or company who performs the works of individual items of the Project.

2.

Laws and Regulations

This Contract shall be governed by and construct in accordance with the “Contract Law” and related regulations and rules of the time being in force in the People’s Republic of China.

Clause Two Specifications of Project

Party A appoints Party B to undertake all the works of the Project, including Hardware Platform, Security Platform, Application Platform, Unified Administration Approval System, Portal Website, Coordinated Office System, Calling Center, Geography Information System, Digital File Manager, Emergency Commanding System, Auxiliary Decision System, Social Medical Security Information System, Smart Card System, Information Database and E-Commerce System (all together fifteen items). Party B shall be responsible for the purchase, installation, integration, testing, maintenance, software system development and training of the materials and appliances relevant to the Construction Items, together with all the works that are required for the normal construction, testing and operation of these Construction Items, notwithstanding that they are not expressly referred to in this Contract. However, the Hardware Platform shall be excluded as it will be bought by Party B on Party A’s behalf.

Clause Three Status Quo Of The Project

1.

The Project is situated in the Quangang District of Quanzhou City.

2.

Before the Project starts, Party B shall have full understanding of Party A’s condition and shall have taken into consideration those factors that might affect the construction and prepared corresponding solution.

3.

Party B shall make all necessary preparations before the construction starts, including setting up Project items implementation plans with sub-contractor, organizing and coordinating construction workers and providing basic working and living conditions for these workers.

Clause Four Time for Completion, Progress Management and Time Adjustment

1.

This Contract shall be commenced in July 2007 and the overall construction period shall last for 3 years, beginning from the date the construction works starts. This Project will be constructed in phases and the total construction period represents the total period of time for the completion of the Project. The actual commencement date shall begin from the date Party A issues the certificate for commencement of works.

2.

Party B shall adopt system construction management method for the Project, observe Party A’s construction schedule and shall not delay or make additional requests unreasonably so as to assure that the Project will be completed as scheduled.

3.

The construction period encompasses the time for construction preparation, selection of suppliers, system installation, development and testing, and acceptance check upon completion of the Project.

4.

After Party B received the certificate for the commencement of works, Party B shall notify Party A in writing about the implementation plan and schedule of the Project not later than 10 business days before the actual works are started. Once the implementation plan and schedule of the Project is agreed by Party A, Party B shall strictly observe and shall not alter at will.

5.

If the Project is delayed due to Party A’s default, Party A shall coordinate actively with Party B in consideration of the actual condition so as to ensure that the Project is completed as scheduled.

6.

If Party B is unable to complete the works as scheduled for the current month without Party A’s default, then it shall take effective measures to ensure that the remaining works are finished with those works of next month, otherwise, Party B shall assume full liability for breach of this Contract, compensate Party A for the resulting economic loss, and pay the penalty for breach of this Contract.

7.

The schedule of the Project can be adjusted after it is approved by Party A under any of the following circumstances:

(1)

Major design alterations (i.e. system function alterations, increase or decrease in numbers of major equipments, Project items adjustment, or alterations taking place in key circuit) as requested by Party A.

(2)

Force majeure

(3)

Other cases as are stated in this Contract.

Party B shall report in writing to Party A about the detail of delay within three days of occurrence of any of the above circumstances. Party A shall then reply within five days after it has received Party B’s reports. Otherwise Party A is deemed to have approved such delay.

8.

Party B shall bear full responsibility for inability to complete the Project as scheduled if it is not caused by Party A’s default.

9.

Party A shall bear responsibility for the Project’s delay if caused by its own default.

Clause Five Delay of Commencement Date and Construction Suspension

1.

If Party A proposes to postpone the commencement date after the date for commencement of works has been agreed by both Party A and Party B, it shall notify Party B in writing, extend the construction period accordingly and assume corresponding responsibilities.

2.

If Party B is unable to start the Project as scheduled after the certificate for the commencement of works has been issued, it shall submit 3 days written notice in advance to Party A for its approval of such delay and shall assume corresponding responsibilities.

3.

Party A’s representative can request Party B to suspend the construction works if he/she deems necessary and provide opinion for further handling of the Project within 48 hours of such request. Party B shall suspend the construction works as requested by Party A and shall safeguard the already completed portion of the Project.

4.

If the Project is suspended due to the default of Party B, its subcontractors or suppliers, then Party B shall assume the responsibility. If the Project is suspended due to the default of Party A, then Party A shall assume the responsibilities. If neither Party A nor Party B caused the Project to be suspended, then the responsible person(s) shall assume the corresponding responsibilities. In such case, depending on the practical situation, either Party A or Party B shall exercise the right to claim liabilities from the responsible person(s).

Clause Six Rights and Obligations of Party A and Party B

A. Rights and Obligations of Party A

1.

Party A has the right to alter the construction design of the Project according to the actual needs of Quanzhou City Quangang District’s development and to select or change the hardware equipments and software systems in accordance with the altered design. Party B shall redesign and replace the hardware equipments and software systems in accordance with Party A’s request. Party A shall bear the necessary costs resulting from such redesign.

2.

Party A has the right to examine and approve the construction reports and reports related to design alteration, alteration of the Project and construction schedule adjustments submitted by Party B and handle the matter regarding payment of the construction money.

3.

Party A has the right to examine the progress and quality of the Project at any time it sees fit, demands Party B to provide the monthly progress report and other related reports concerning the construction of the Project.

4.

In case Party A finds that Party B‘s employees or its sub-contractors are unable to fulfill their corresponding responsibilities, Party A has the right to request Party B to replace them and Party B shall carry out such replacement as requested. Otherwise, Party A shall be entitled to terminate this Contract and request Party B to assume the relevant liability for compensation.

5.

Party A shall make the down payment to Party B before the commencement of the Project’s construction works and shall make payment according to the progress of the Project.

6.

Party A shall be responsible for external liaison and coordination works during the construction period of the Project so as to provide a good environment for the Project’s construction. In the event that part or the entire coordination works need to be entrusted to Party B, then additional provision shall be added in this Contract to expressly state the exact works assigned and the corresponding remuneration.

7.

Party A shall provide Party B with the related documents of the Project.

8.

Party A shall provide all decision in writing within the time agreed upon by both Parties whenever such decision is required by Party B in writing.

9.

Party A shall authorize a representative who is familiar with the Project and able to make decision on behalf of Party A within the agreed time to communicate with Party B. Notice shall be given to Party B prior to the replacement of such representative.

10.

Party A shall provide office and necessary office equipments to Party B. Office expenditures are to be paid by Party B.

11.

Party A shall fulfill all the obligations stated in this Contract and is liable to compensate Party B’s economic loss when in default.

12.

Party A shall observe other rights and obligations stipulated in this Contract and annexure of this Contract.

B. Rights and obligations of Party B

1.

Party B shall make use of its own resources, technology and personnel to complete the construction works of the Project with good quality and high efficiency.

2.

Party B shall confirm that it has full understanding of the conditions and circumstances of the construction site of the Project and guarantee to complete the Project within pre-set time and meet the pre-set quality standards simultaneously without additional expenditure, unless otherwise stated in this Contract.

3.

Party B shall propose construction implementation plan for the Project and implement such plan upon the approval of Party A.

4.

Party B shall work out construction implementation and design plans and construction schedule, and execute such plans after the submitted written reports have been approved by Party A.

5.

Party B shall select superb suppliers to provide software and hardware systems required by the construction of the Project; Party B shall also select enterprises with quality as sub-contractors to provide services required by the Project. Party B shall be held responsible to Party A for the acts of the selected suppliers, sub-contractors and other auxiliary persons.

6.

Party B shall be responsible for the organization, construction, management, coordination and implementation of the Project.

7.

Party B shall designate a site manager to be responsible for the overall work of the construction site, and to handle events arising at the construction site in accordance with this Contract. The site manager or his/her authorized representative shall participate in the Project’s coordination meeting convened by Party A, and shall make decisions on behalf of Party B and follow instructions from Party A.

8.

Party B shall perform self-inspection and covering work on the Project. The commencement of the covering work, its acceptance check and final covering shall be reported to Party A in advance. Records of the original construction work, collection and arrangement of the covering work must be taken in order to ensure the Project’s quality. All liabilities and the corresponding additional expenses that are caused by Party B’s default shall be borne by Party B.

9.

Party B shall manage construction safety according to the requirements of the construction safety norms, set up on-site lighting and fencing as is needed to prevent accidents and to safeguard lives and properties of the on-site personnel. When accidents take place, they have to be handled actively and be reported in writing to Party A.

10.

Party B shall accept the monitor and inspection of Party A’s on-site managing personnel and facilitates for such daily inspection.

11.

Starting from the time when the whole Project is completed, acceptance check is passed and the completed Project is delivered to Party A, the Project shall enter the warranty period. During this warranty period, if any quality issue arises, Party B shall be responsible for repair, replacement and return of the goods together with the resulting expenses.

12.

During the construction period of the Project, upon the request from Party A, Party B shall submit technical information within the scope of the Project to Party A. Such information shall be arranged as required and be used for compilation of information about the Project’s completion.

13.

Party B shall clean the construction site for trash and dismantle all temporary facilities (upon Party A’s instructions), and transport them to a place designated by Party A so that they will be moved out of the site.

14.

Party B shall prepare well for the coordination with other professional sub-contractors.

15.

Party B shall complete all formalities and apply for all certificates in relation to the Project and bear all the related costs.

16.

Party B shall be held liable for all quality problems, construction delay, damage to personnel’s lives and properties and economic losses caused by Party B’s failure to fulfill the above obligations and shall compensate Party A for the resulting economic losses.

17.

Party B shall have the responsibility and obligation to safeguard the technical confidentiality of the Project and shall not provide any materials or documents relating to the Project to any other party without the consent of Party A.

18.

Party B shall maintain the system during its trial operation and warranty period.

19.

Party B shall provide the entire set of documents mentioned in this Contract.

20.

Party B shall provide adequate professional training in relation to the Project.

Clause Seven Project Modifications

1.

If Party A needs to modify the contents of the Project, a written notice shall be sent to Party B 5 days in advance, and Party B shall implement the modification according to the modification notice sent by Party A.

2.

If Party B finds that there is a need to modify the Project (design, equipment, construction implementation organization, or personnel change) during the course of construction, or finds any errors or un-clarified issues about the technical information, Party B shall deliver a written notice to Party A. Then Party A shall make decision accordingly within 5 business days, otherwise they shall be deemed to have approved such modification.

Clause Eight Project Progress Verification and Confirmation

Party B shall submit quarterly reports on the amount of completed works of the Project to Party A at the end of each quarter.

Clause Nine Construction Safety

1.

Party B shall conduct safety education and make safety protection (including equipping personal protection gears for its personnel) according to the related regulations to ensure construction and personnel safety. In the event that accident happens, Party B shall take active and effective measures to prevent the escalation of loss and shall be held liable for all the losses so incurred. When serious fatal accidents and injuries take place, Party B shall report in writing to Party A and related authorities according to the relevant regulations of China and Quanzhou City Quangang District.

2.

If Party A finds that Party B’s safety measures are inadequate or that safety facilities are insufficient, then it can demands Party B to amend within a time limit. If Party B still cannot meet safety requirements after the time limit, then Party A shall have the right to demand suspension of the construction work of the Project, and Party B shall bear the resulting loss.

3.

During the construction period of the Project, Party B shall take good care of Party A’s premises, fixtures, office utilities, equipment, materials, pipelines and shall adopt necessary protection measures. Party B shall bear all the resulting losses if any losses are caused by its default.

4.

If the Project requires Party B to pile up or assemble any equipment on the site, it must first obtain approval in advance from Party A. Party B shall bear all the liabilities and all the resulting losses if any losses are caused by its default.

Clause Ten Delivery of Materials, Equipments and Delivery Conditions

1.

Party B guarantees that all hardware equipments within the scope of this Contract are brand new (including parts) and leading in technology in China, the related equipments are in conformity to the national inspection standards, and that all materials and equipments of the Project are in compliance with the types and standards as required by the stipulates, design plans and functionalities required by the systems of the Project. Party B further guarantees that all equipments and materials it purchases possess related certificates and networking credentials stipulated by China or the government authorities that manage the relevant professions.

2.

All the equipments imported by Party B shall have already cleared all the legal formalities and possess qualification certificates issued by China Customs Inspection.

3.

The delivery dates and installation of all equipments shall meet the requirements for the completion of the whole Project.

4.

Party B shall take the responsibility to provide the “guarantees for repair, replacement, or compensation for faulty product” to all the equipments supplied by it or its suppliers.

5.

Destination of delivery of all hardware is Quangang District of Quanzhou City located in Fujian Province.

6.

Party B shall deliver the complete sets of documents (including warranty certificate, manuals and relevant documents) to Party A along with the equipments, as well as spare parts and software that accompany the equipments.

7.

The equipments Party B uses in the Project shall be in accordance with the brands, models, specifications and manufacturing places as listed in the equipment list. They shall be qualified products of original manufacturers, and can only be installed after having been inspected as qualified. Delivery of any non-originally manufactured or qualified products are deemed to be non-delivery.

8.

Party B shall notify Party A of equipment delivery 24 hours in advance for quality inspection. Those equipments that do not meet the requirements shall be transported out of the site unconditionally and Party B shall purchase other products that meet the requirements to replace them. Party B shall bear all the resulting expenses, and compensate Party A for the actual resulted loss.

Clause Eleven Installation, Development, Testing, Trial Running and Acceptance Check of Software and Hardware Systems

1.

Arrival of hardware equipments and acceptance check

After the arrival of hardware equipments on the construction site, Party A and Party B shall open the packages together within 5 business days for counting of items and examine them. The models and quantity of the delivered equipments shall be in accordance with those specified in this Contract. If there are changes in models, the features of the new models shall not be worse than those of the originally required products, and such changes shall first be approved in advance by Party A. After the examination on delivery, Party A and Party B shall sign acceptance reports for the delivered products

2.

Installation, testing, acceptance check, and trial running of hardware system

Party B shall propose a preliminary installation plan 10 days before the hardware system installation of the Project and Party B shall begin the installation after receiving confirmation from Party A.  After the installation and testing of each sub-system, Party B shall submit acceptance check application report to Party A. Party A together with Party B shall then start the acceptance check within 5 business days and shall sign acceptance check report if the acceptance check is satisfactory. If due to Party A’s default that the acceptance check cannot be perform in time which leads to the Project’s schedule being delayed, the construction period of the Project shall be extended accordingly. If the resulting loss to Party B is more substantial, Party A shall compensate for such loss and Party B shall negotiate with Party A for the details of such compensation. If it is Party B’s default which causes the inability to perform the acceptance check in time and the Project’s schedule is delayed, Party B shall pay penalty for breach of contract according to the relevant provision of this Contract.

After the completion of equipment installation, testing and system integration, Party B shall conduct self-inspection, submits the resulted inspection report and relevant completion documents of the Project, and apply to Party A for hardware system preliminary inspection. After the passing of the preliminary inspection, the system can enter into the trial running period.

After the completion of installation and testing of all the hardware equipments and the trial running has been continued for 10 consecutive business days, Party A together with Party B shall conduct internal inspection on the hardware system within 5 business days.

Party B shall guarantee that the hardware purchasing, installation, testing, trial running, perfection, acceptance checking and training are all completed within the hardware system working cycle.

3.

Developing, testing, acceptance checking, and trial running of application software systems

Party B shall submit the software requirement analysis reports, testing reports, operation reports, user manuals, maintenance manuals and other documents at each stage, and shall enter the next stage after examination and approval by Party A.

During the developing cycle of each application system, Party B shall complete the developing and testing of the software for each application system. After the system has been installed, Party A together with Party B shall conduct preliminary inspection of the system within 5 business days, and it shall be put into trial running only if the preliminary inspection is satisfactory.

Within the 20 days trial run period of the application system, Party A shall propose any modification and perfection suggestions in writing to Party B. Party B shall finish such modification and perfection of the system software within the trial run period and apply to Party A for acceptance check of the system. After the trial run, Party A together with Party B shall within 5 business days conduct the preliminary acceptance check on the software system.

Party B shall ascertain that the software developing, testing, trial running, ratification, installation, training and acceptance checking shall be completed within the time period agreed in the system implementation plan.

4.

Preliminary acceptance check of the whole system

After the successful integration of the software and hardware systems and passing of the internal acceptance check, Party B shall apply to Party A for preliminary acceptance check on the whole system.

5.

Trial running of the whole system

The whole system shall only be put into full trial running after Party A has approved and signed the preliminary acceptance check report for the whole system. After each system has been trial run and met the design requirements and has been in stable operation for 20 days, Party B shall apply in writing for the whole Project completion acceptance check.

6.

Whole Project completion acceptance check

Party A shall organize an expert group to conduct the whole Project completion acceptance check according to the standards for construction quality inspection and Project completion acceptance check. Party A, and the expert group shall jointly produce a “certificate of Whole Project completion acceptance check” after the whole Project is completed and after it has met the standards for the whole Project completion acceptance check. Then the whole Project completion acceptance check stage is finished.

Party B shall guarantee that the whole Project is completed within the Project’s construction cycle.

7.

Transfer of the Project and accompanying documents

Party B shall transfer the whole Project and all the software and accompanying documents to Party A.

Clause Twelve Standards for Project Completion Acceptance Check

1.

The Project shall conform to relevant laws, regulations, standards and stipulates proclaimed by China and other government authorities in charge of the profession.

2.

The Project shall be able to operate in stable and normal manners without additional materials, equipments, parts or software, and can reasonably satisfy Party A and the relevant government departments.

3.

The Project shall meet the needs and requirements of Quanzhou City Quangang District e-government project.

Clause Thirteen Warranty, After-sales Services and Technical support of the Project

1.

Party B shall provide warranty to the Project starting from the day the Project is transferred to Party A after the passing of the whole Project completion acceptance check. The warranty scope shall follow the tender document and relevant provisions of this Contract.

2.

Technical support, warranty and free maintenance of the Project shall last for one year, starting from the day of the passing of the whole Project completion acceptance check.

3.

During the warranty period, if operational problem occurs to the software of the application system, Party B shall send its staff to repair within 4 hours of receiving notice of repair from Party A in order to maintain the normal operation of the system. Otherwise, Party A shall arrange its own technicians to repair, all the expenses and losses shall be borne by Party B.

4.

During the initial usage period (no more then 30 days), Party B shall send qualified and experienced technicians to stay on-site to handle emerging problems on time.

5.

For quality defects of the Project occur during or before the warranty period which are not caused by the deliberate destructive act of Party A, Party B shall be responsible to repair such defects and to take up all the resulting liabilities.

6.

Technical supports and maintenance services provided by Party B during the free warranty period shall be quick in responding. For failures of Party A’s system, Party B’s technicians shall arrive at the site of failure within 24 hours and solve the problem in the quickest manner. If the system is unable to be restored to its normal operation within 48 hours, Party B shall provide back up equipments (systems) unconditionally to maintain the normal operation of the system.

7.

Party B shall set up specialized technical service providing body to ensure quick response speed and good service quality.

8.

Party B may continue to provide maintenance service with Party A’s consent after the free warranty period has expired and separate maintenance contract shall be executed by both Parties.

9.

The following situations are not covered by the free warranty:

a.

Damages due to deliberate destructive acts of Party A’s personnel;

b.

Party A’s personnel replace or repair major equipments or software without Party B’s consent;

c.

Services that are excluded from the scope of free warranty by laws and regulations.

For repairing damages in the above situations, Party B shall be entitled to charge Party A for materials.

10.

The free warranty and technical support shall cover the hardware and software products provided to Party A by Party B, its sub-contractors or suppliers as stipulated in this Contract.

11.

Party B shall provide free technical support during the warranty period.

Clause Fourteen Project Price, Contracting Method, and Price Adjustment

1.

The total sum of this Contract (including hardware, software, installation, testing and training etc.) is RMB Two Hundred Sixty Nine Million Eight Hundred and Eighty Thousand Only. (￥269,880,000.00). Price of each individual item is stated in the addendum.

The above price is inclusive of the fee for Quanzhou City Quangang District construction site, and all taxes payable to the China government and all local government authorities.

2.

Contracting method: main contracting, with guarantees of quality and works to be completed within the specified construction period. Project alterations shall be handled according to relevant provisions of this Contract.

3.

If changing needs of Party A result in the increase in the number of hardware equipments and increase in software expenditures, a supplementary contract to deal with the increased cost will be signed between Party A and Party B after mutual consultation. If no mutual agreement can be reached after the consultation, both Parties shall jointly appoint a qualified appraisal institution to conduct appraisal on the increased cost, and the increased cost shall be borne by Party A.

4.

Party B has considered and agreed to assume the risks resulted from the fluctuation of salary, Project management costs and equipment prices during the Project construction period and shall not make any new demand.

5.

Unless otherwise agreed, all direct costs resulting from the Project and other costs related to the Project are considered as being included in the Project price of this Contract.

Clause 15 Payment and Settlement Methods

1.

5% of the total Contract sum shall be reserved and be settled when the whole Project is completed and 5% of the total Contract sum shall be reserved as deposit for the Project’s warranty, after-sales service, training and technical support service etc.

2.

Payment for the Project Price

2.1

The Project shall be constructed in separate phases. Both Parties agree that the working capital to start the first phase of construction work of the Project shall be paid by Party B in advance on behalf of Party A. The items that needs such payment in advance are as follows:

The Hardware Platform (including purchased equipments and system-integration) : RMB SEVENTEEN Million THREE Hundred and EIGHTY Thousand Only (￥17,380,000.00);
Security Platform: RMB ELEVEN Million Only. (￥11,000,000.00);
Application Platform: RMB FIVE Million and EIGHT Hundred Only (￥5,800,000.00);
Portal Website: RMB ONE Million and SIX Hundred Thousand Only (￥1,600,000.00);

Unified Administration Approval System : RMB NINE Million and SIX Hundred Thousand Only (￥9,600,000.00);
Coordinated Office System: RMB EIGHT Million Only (￥8,000,000.00);
Total of the above RMB FIFTY THREE Million THREE Hundred and EIGHTY Thousand Only (￥53,380,000.00);

Party A shall pay Party B 90% of the said total amount RMB FIFTY THREE Million THREE Hundred and EIGHTY Thousand Only (￥53,380,000.00), that is (RMB FORTY EIGHT Million and FORTY TWO Thousand Only ￥48,042,000.00) within 10 business days after the completion of the first phase of construction of the Project and has passed the acceptance check.

2.2

Payment method of price for the remaining Project:

2.2.1

Party A shall pay Party B 50% of the contract sum of each phase within 15 business days after the commencement of the construction of each phase.

2.2.2

After the installation, testing and passing of the acceptance check of all items in a specific phase, Party A shall pay Party B 40% of the contract sum of that phase within 10 business days.

3.

Payment at the completion of the Project

Party A shall pay Party B the payment for completion of the Project (5% of the total Contract sum) within 1 month after the completion of the Whole Project and passing of the acceptance check.

4.

Payment for the Deposit of the Project’s After-sales Service

Party A shall pay Party B the after-sales service deposit (5% of the total Contract sum) within 10 business days after the date of the warranty period has expired.

Clause Sixteen Training

Party B promises to provide on-site technical training to Party A. The training shall be of quality, and can be provided either by the Original manufacturers, Party B or the sub-contractors.

Clause Seventeen Force Majeure

When incidents beyond the control of human beings such as natural disasters, wars, earthquakes, unexpected incidents, or governmental acts, etc take place, Party B shall take active measures to minimize loss, and shall report on time the loss incurred and cost of repair. Damages to the Project shall be borne by Party A, while personnel casualties, damages to equipments and loss of Party B due to construction suspension shall be borne by Party B.

If force majeure results in delayed execution or inability of complete execution of this Contract, then both Parties shall consult each other to decide whether to continue fulfilling this Contract or not. If this Contract is to be terminated, the benefits already acquired by each Party shall be returned to the other Party.

Clause Eighteen Default Liabilities

Party B’s Default Liabilities:

1.

Party B shall bear the liabilities for the loss of Party A caused by Party B’s, its sub-contractors’, suppliers’ or auxiliary employees’ default (hereunder collectively referred to as “Party B”), and shall compensate Party A for its loss and pay the penalty for breach of this Contract.

2.

If the construction of this Project can not be completed according to the construction schedule of the Project specified in this Contract due to Party B’s default, then Party B shall pay to Party A 0.5‰ of the total Contract sum of the Project as breach of this Contract penalty for each business day of delay, with the total amount of breach of this Contract penalty shall not exceed 20% of the total Contract sum of the Project. If the delay is more than 150 days, Party B is deemed to be unable to fulfill this Contract and shall return to Party A all the money it has received from Party A. Party B shall also pay to Party A 20% of the total Contract sum of the Project as breach of this Contract penalty.

3.

If Party B is unable to deliver any one of the systems in the Project as required, it is deemed to be unable to deliver the whole Project. In such a case, in addition to returning to Party A all the money that Party A has paid for that system, Party B shall also pay as breach of this Contract penalty in an amount equals to 10% of the total Contract sum of the Project.

4.

If Party B is unable to satisfactorily fulfill its obligations of after-sales service, any relevant service requirements and training services as stipulated in the after-sales service clause under this Contract, and continue to be unable to fulfill such obligations after receiving written notice from Party A, then Party B shall pay to Party A as breach of this Contract penalty in an amount equals to 5% of the total Contract sum of the Project.

5.

If the types, models, specifications, quality or quantity of the hardware equipments delivered by Party B do not conform to the requirements in this Contract, then Party A shall have the right to refuse accepting the equipments, and Party B is deemed to be unable to deliver the equipments.

6.

If Party B is unable to fulfill its obligation under this Contract or to meet the technical requirements or system functions specified; Nevertheless, after receiving written notice from Party A, Party B is still fail to make amendment, or the amendment made is still fail to be in compliance with Party A’s technical requirements or system functions, then Party A shall have the right to demand Party B to terminate the Project, return all the money Party A has paid, and to pay as breach of this Contract penalty in an amount equals to 20% of the total Contract sum of the Project.

Party A’s Default Liabilities:

1.

Party A shall bear the liability for loss of Party B caused by Party A’s default and bear the resulting costs. If such default caused the construction schedule to be delayed, the construction period shall be extended accordingly.

2.

If Party A demands returning of goods due to its own default, then Party A shall pay to Party B as breach of this Contract penalty in an amount equals to 20% of the value of the returned goods.

3.

If the Project can not be completed as scheduled pursuant to the provision under this Contract due to Party A’s default which leads to Party B’s loss, then the defaulting party shall pay to Party B as breach of this Contract penalty in an amount equals to 0.5% of the total Contract sum of the Project for each business day of delay, but the total amount of the breach of this Contract penalty shall not exceed 10% of the total Contract sum of the Project.

4.

If Party A demands replacement of equipments so as to improve design standards or that it has other proper justifications such as related administration reforms are enforced which results in the construction schedule being delayed. In such situation, neither Party shall bear the default liabilities but Party A shall make appropriate compensations to Party B.

5.

If Party A is unable to make payment to Party B on time as stipulated in this Contract and material loss of Party B is resulted, then Party A shall make compensation to Party B in accordance with the actual loss.

Common Clause:

1.

Payment of breach of this Contract penalty does not exempt the obligations of both Parties to continue to fulfill this Contract.

2.

The Party who terminates this Contract without proper justifications shall be responsible to compensate the other party for all the economic losses incurred, and shall also bear the related legal liabilities.

Clause Nineteen Alteration and Cancellation of the contract

Unless stipulated in this Contract, neither party can alter or cancel this Contract unilaterally. Alteration or cancellation of this Contract shall be negotiated by both Parties, be recorded in writing, and shall take effect only after having been signed by authorized representatives from both Parties. These written records shall constitute part of this Contract and possess identical legal effect.

Clause Twenty Termination of Contract

1.

If any Party materially breaches this Contract and causes it to be unable to be fulfilled further, then the non-defaulting Party may notify its counterpart to terminate this Contract, and demand it to bear the default liabilities, to compensate for all the resulted economic loss and to pay the penalty for breach of this Contract.

2.

This Contract can be terminated upon the mutual agreement of both Parties.

Clause Twenty-one Resolution of Disputes

If the two Parties have disputes over the explanation or execution of any of the clauses in this Contract or any issues related to the Project, then friendly consultation shall be pursued. If the consultation fails, arbitration may be applied for or lawsuit may be constituted in a court.

Clause Twenty-two Miscellaneous

1.

Party B shall choose qualified enterprises to be its sub-contractors. Party A shall have the right to examine the qualifications of the sub-contractors and suppliers, which Party B shall cooperate in such examination. Party B shall bear the legal liabilities to Party A for acts of the sub-contractors and suppliers.

2.

For any issues that this Contract does not address, both Parties shall consult with the other to resolve. If during execution of this Contract, other provisions or supplementary materials shall be needed, then both Parties shall reach mutual agreement about them and execute them. The executed supplementary provisions possess identical legal effect as this Contract.

3.

Addendum of this Contract are the integral part of this Contract

Clause Twenty-three Effect of this Contract

This Contract becomes effective immediately after the representatives from both Parties have signed and sealed with the respective Party’s chop. This Contract has four copies with Party A and Party B each holds two copies, and all these copies possess identical legal effect.

Addendum of this Contract possesses identical legal effect as this Contract.

This Contract is effective until the requirements of all clauses herein have been fulfilled and realized.

Addendum “The construction fees of items of Quanzhou City Quangang District E-Government Construction Project”

Party A: Quanzhou City Quangang District command e-Government Project Command Centre

Representative: Bai Yu Hang

(signed and sealed)

Address: 3/F, Shang Hui Building, Central Industry Area, Quangang District, Quanzhou City

Party B: Expert Network (Shenzhen) Co. Ltd.

Representative: Song Feng

(signed and sealed)

Address: 31/F Development Centre, Renminnan Road, Shenzhen, PRC

Addendum:

The construction fees of items of Quanzhou City Quangang District E-Government Construction Project

	Construction Items	Investment Budget (in RMB)
First	Hardware Platform（Purchased Part）	￥ 15,800,000.00
Phase	Hardware Platform（System Integration Part）	￥ 1,580,000.00
	Security Platform	￥ 11,000,000.00
	Application Platform	￥ 5,800,000.00
	Unified Administration Approval System	￥ 9,600,000.00
	Portal Website	￥ 1,600,000.00
	Coordinated Office System	￥ 8,000,000.00
Second	Calling Center	￥ 8,600,000.00
Phase	Geography Information System	￥ 11,000,000.00
	Digital File Manager	￥ 3,500,000.00
	Emergency Commanding System	￥ 9,200,000.00
	Auxiliary Decision System	￥ 9,200,000.00
Third	Social Medical Security Information System	￥ 36,000,000.00
Phase	Smart Card System	￥ 35,000,000.00
	Information Database	￥ 9,000,000.00
	E-Commerce System	￥95,000,000.00
Total		￥269,880,000.00